Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS



       As independent auditors, we hereby consent to the incorporation of our report, dated February 17, 2000, incorporated by reference in this annual report of CFW Communications Company on Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Nos. 2-65364, 33-31361, 33-45650 and 33-55745, 333-40751, 333-40753 and 333-45593 and Form S-3 Registration Statement
No. 333-17945.

       We also  consent to the  inclusion  in this  annual  report on form 10-K, exhibit 99, of our reports dated February 17, 2000 on the financial statements of Virginia PCS Alliance, L.C. and West Virginia PCS Alliance, L.C.


/s/ McGladrey & Pullen LLP


Richmond, Virginia
March 30, 2000